Exhibit 8.2

PILLSBURY WINTHROP SHAW PITTMAN LLP

2475 HANOVER STREET  |  PALO ALTO, CA 94304-1114  |  TEL: 650.233.4500  |  FAX: 650.233.4545

September 17, 2008

Centillium Communications, Inc.

215 Fourier Avenue

Fremont, CA 94539-7828

Re: Registration Statement on Form S-4 (File No. 333-153148)

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-4 (File No. 333-153148) (the “Registration Statement”), filed by TranSwitch Corporation, a Delaware corporation (“TranSwitch”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares of TranSwitch’s common stock to be issued incident to the mergers described in the Registration Statement (the “Mergers”) of TranSwitch’s wholly owned, transitory merger subsidiary with and into Centillium Communications, Inc., a Delaware corporation (“Centillium”), and subsequently of Centillium with and into Haiku Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of TranSwitch, in our opinion the discussion under the caption “The Merger–Material U.S. Federal Income Tax Consequences of the Mergers” in the Proxy Statement/Prospectus forming part of the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Mergers.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP